Exhibit 10.1

                AMENDED AND RESTATED CASH PARTICIPATION AGREEMENT

            AMENDED AND RESTATED CASH PARTICIPATION AGREEMENT (this "Agreement"), dated as of January 1, 2002, by and among Newkirk GP LLC (formerly known as Brynmawr Associates LLC), a Delaware limited liability company ("Newkirk GP"), Newkirk Capital LLC (formerly known as Brynmawr Capital LLC), a Delaware limited liability company ("Capital"), Newkirk RE Associates LLC, a Delaware limited liability company ("Newkirk RE"), Newkirk Stock LLC, a Delaware limited liability company ("Stock"), Newkirk Associates LLC, a Delaware limited liability company ("Associates"), Vornado Realty L.P., a Delaware limited partnership ("Vornado"), Vornado Newkirk L.L.C. , a Delaware limited liability company ("Vornado Newkirk"), VNK Corp., a Delaware corporation ("VNK"), on the one hand, and Administrator LLC, a Delaware limited liability company, as agent ("Administrator LLC") for itself and as agent for the persons listed on Schedule A to this Agreement (collectively, the "Selling Group"), on the other.

            WHEREAS, certain of the parties hereto previously entered into that certain Cash Participation Agreement, dated as of November 20, 1997, among Newkirk GP, Capital and Administrator, as modified by that certain Assumption Agreement, dated as of July 8, 1998 by Vornado, Vornado Newkirk, VNK, Associates, Newkirk RE and Stock (collectively, the "Original Agreement"),

            WHEREAS, the Original Agreement was entered into as a condition to the consummation of the transactions contemplated by that certain Purchase and Sale Agreement, dated July 2, 1997 (as amended and supplemented, the "Purchase Agreement"), between Apollo Real Estate Investment Fund II, L.P., a Delaware limited partnership ("Fund II"), and the Selling Group pursuant to which it was agreed that, among other things, (i) the Selling Group would sell or cause to be sold the Newkirk Assets (as defined below) to Fund II and (ii) Fund II and/or its permitted assigns would cause a loan to be made to the Selling Group or its designees in the original principal amount of $40,000,000, all on the terms, and subject to the conditions, set forth in the Purchase Agreement;

            WHEREAS, Fund II assigned all its right, title and interest in and to the Purchase Agreement to Apollo Real Estate Investment Fund III, L.P., a Delaware limited partnership ("Fund III, and together with Fund II, the "Funds"), and Fund III assumed all duties, obligations and liabilities of Fund II under the Purchase Agreement;

            WHEREAS, certain indirect subsidiaries of Fund III were assigned the right to acquire the Newkirk Assets from the Selling Group and assumed, all duties, obligations and liabilities in connection therewith;

            WHEREAS, pursuant to the Purchase Agreement, part of the consideration payable on account of the sale of the Newkirk Assets consisted of a participation in certain of the revenues of the Brynmawr Entities (as defined below), the Funds and their respective Affiliates (as defined below), and certain of the parties hereto entered into the Original Agreement to provide for the terms of such participation;

            WHEREAS, certain of the Brynmawr Entities and/or their respective Affiliates desire to enter into a transaction (the "Transaction") pursuant to which certain of the assets of the Brynmawr Entities and/or their respective Affiliates will be transferred to or merged into The Newkirk Master Limited Partnership (the "Master Limited Partnership"), a newly-formed Delaware limited partnership, all as more fully described in that certain Consent Solicitation Statement/Offering Circular dated October 23, 2001, a copy of which is attached hereto as Exhibit A (the "Consent Solicitation");

            WHEREAS, simultaneously herewith the parties hereto are entering into that certain Agreement (the "Transaction Agreement") pursuant to which they agreed, among other things, to amend and restate the Original Agreement;

            NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties do hereby agree to amend and restate the Original Agreement in its entirety as follows:

            1. Definitions.

                  For purposes of this Agreement, the following terms shall have the following meanings:

                  "Acceleration Premium" has the meaning ascribed thereto in the Loan Agreement.

                  "Actual Transfer" means with respect to any Person or asset, the transfer, sale, distribution or conveyance of that Person or asset to any Person, and shall include, without limitation, the following: (i) the grant of any Acquisition Right with respect to that Person or asset, or (ii) the issuance of any Convertible Security with respect to that Person or asset or (iii) any transaction or series of transactions having the effect, directly or indirectly, of a transfer, sale, distribution or conveyance of that Person or asset, including without limitation by way of a merger (straight, reverse or other), consolidation, operation of law, a transfer of ownership interests (including without limitation partnership interest, stock, or other beneficial or equitable rights conveying an ownership interest or claim), a grant or receipt of options or other rights to acquire, sell or use assets, in each case whether accomplished directly or indirectly.

                  "Acquisition Financing" means any borrowings of any Outside-the-Box Entity used to finance the payment of any obligation to pay money to the Selling Group or its designees under any Transaction Document, any Additional Capital Contribution or otherwise. The parties hereby acknowledge and agree that, for purposes of this Agreement, the amount of any Acquisition Financing shall first reduce the amount of the Apollo Capital Account until it is zero and at all other times shall be included as an addition in the computation of Available Cash Flow; the amount of any payment of principal or interest on any Acquisition Financing shall at all times be included as a deduction in the computation of Available Cash Flow.


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

                  "Acquisition Right" means, with respect to any Person or asset, any right (contingent or fixed, matured or unmatured, or otherwise) to acquire that Person or asset for consideration other than cash in an amount which is equal to or in excess of the fair market value thereof at the time of the exercise of such right. Any consideration given for an Acquisition Right shall, subject to Section 6.b of this Agreement, be included within Available Cash Flow at the time it is given; any consideration given upon the exercise of an Acquisition Right shall, subject to Section 6.b of this Agreement, be included within Available Cash Flow at the time it is given.

                  "Additional Capital Contributions" means, subject to Section 2.b of this Agreement, any additional capital contributions or other advances made by an Outside-the-Box Entity (including, without limitation, the Acceleration Premium and any out-of-pocket costs incurred by the Outside-the-Box Entities (such as legal costs, financing costs and due diligence costs)), the proceeds of which are paid to unaffiliated third parties on an arm's length basis (either by an Outside-the-Box Entity directly or by an Inside-the-Box Entity to which such capital contribution or other advance is directly or indirectly made) from the funds of the Outside-the-Box Entity and not from other funds of any Inside-the-Box Entity (including without limitation any Net Lease Partnership or a general partner thereof), provided that such additional capital contributions or other advances shall constitute Additional Capital Contributions only to the extent they are made for use by or to benefit or otherwise with respect to Newkirk Assets that are not Section 6b(i) Transfer Assets and not to the extent they are made for use by or to benefit or otherwise with respect to Section 6b(i) Transfer Assets or other Non-Newkirk Assets. Notwithstanding anything to the contrary in this Agreement, in no event shall an item that is included within Additional Capital Contributions be included as an expense under clause (4)(y) of the definition of Available Cash Flow, or vice versa.

                  "Administrator LLC" has the meaning set forth in the recitals to this Agreement.

                  "Affiliate" has the meaning ascribed thereto by (A) Rule 405 promulgated under the Securities Act of 1933, as amended, except that ownership of more than 10% of the voting securities of, or more than 10% of the economic rights in, any Person shall conclusively be deemed to make that Person an Affiliate, and (B) if there is a lesser threshold for a Person to be deemed an "Affiliate" of another under the common law of the State of New York, then the common law of the State of New York. Without limiting the foregoing, for purposes of this definition, the ownership of any debt, equity, right(s) or other interest(s) that either (i) is convertible into, or otherwise grants the right to acquire, voting securities or economic rights for consideration other than cash in an amount equal to or in excess of the fair market value thereof at the time of such conversion or acquisition or (ii) grants upon the owner rights that are substantially similar to those conferred by voting securities (including, without limitation, equity participations) or economic rights shall constitute ownership of voting securities or economic rights. For purposes of this definition, the "Affiliates" of a Brynmawr Entity or any of their respective Affiliates (x) shall, with respect to any Actual Transfer, include any Person that would become an Affiliate of a Brynmawr Entity or any of their respective Affiliates as a result of that Actual Transfer and (y) shall include the general partner of the Master Limited Partnership. In the event of an Actual Transfer of any Brynmawr Entity, entities that were Affiliates of a Brynmawr Entity prior to such Actual Transfer shall remain Affiliates of a Brynmawr Entity after such Actual Transfer (regardless of whether they would then otherwise meet the definition of "Affiliate") for purposes of this Agreement only.


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

                  "Applicable Marginal Rate" means, at any given time, the highest marginal tax rate for individuals under applicable federal, state and local tax laws, assuming that the applicable tax payer(s) are residents of the City of New York and taking into account, to the extent permitted under applicable law, any deduction of state and local taxes from federal taxes (such deductions being determined without regard to the limitations set forth in section 68 of the Internal Revenue Code of 1986, as amended).

                  "Apollo Capital Account" means

      (1) as of the day immediately following the date of consummation of the transactions contemplated by the Transaction Agreement (herein called the "MLP Closing Date"), an amount determined as follows: (A) $349,227,849, reduced by
(B) any Available Cash Flow (as defined in the Original Agreement) received or deemed to have been received by the Brynmawr Entities or their Affiliates from time to time during the period from July 1, 2001 through and including the MLP Closing Date pursuant to Section 2.a.i. of the Original Agreement, increased by
(C) interest on the amount of such difference, from time to time, at a rate equal to twelve percent (12%) per annum, compounded quarterly, from July 1, 2001 through and including the MLP Closing Date, and (D) reduced by $108,498,927, and,

      (2) from time to time after the MLP Closing Date, the amount of the Apollo Capital Account shall be (A) increased by (i) the amount of any Additional Capital Contributions made (provided that no Additional Capital Contributions shall have been made after June 30, 2001 and prior to the day after the MLP Closing Date), (ii) any amount to be included as an addition to the Apollo Capital Account pursuant to Section 2.b.i., and (iii) interest at a rate equal to twelve percent (12%) per annum, compounded quarterly, using the same methodology and conventions used in calculating the Apollo Capital Account balance prior to the MLP Closing Date, and (B) decreased by (i) any Acquisition Financing and (ii) any Available Cash Flow received or deemed to have been received by the Brynmawr Entities pursuant to Section 2.a.i of this Agreement.

                  "Associates" has the meaning set forth in the recitals to this Agreement.

                  "Available Cash Flow" means, without duplication, the following,


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

      (1) the Brynmawr Entities Allocable Percentage of any amounts (whether cash or other assets) invested , loaned or otherwise expended, directly or indirectly, by the Master Limited Partnership or any Inside-the-Box Entity in or in respect of a Non-Newkirk Asset (and for this purpose, by way of illustration and not limitation, an investment into a Newkirk Asset such as a Net Lease Partnership shall be deemed to be Available Cash Flow to the extent such Newkirk Asset subsequently makes an investment into a Non-Newkirk Asset;

      (2) all cash, and the fair market value of non-cash rights or benefits received by an Outside-the-Box Entity from the Actual Transfer of all or any portion of an interest in Master Limited Partnership (other than an Actual Transfer described in Section 6.c.);

      (3) the Brynmawr Entities Allocable Percentage of all interest and other earnings earned on funds in excess of $60,000,000 in the aggregate held by all Inside-the-Box Entities (whether or not such interest or other earnings are distributed); and

      (4) to the extent that it directly or indirectly is generated by or otherwise relates to any of the Newkirk Assets, the Net Lease Partnerships, the Master Limited Partnership, any Property, or any direct or indirect interest of any nature whatsoever in any of the foregoing, 77.14% of the aggregate of the following:

            (x) all cash, and the fair market value of non-cash rights or benefits, direct or indirect, each from any source (including without limitation from the Master Limited Partnership) derived by any Outside-the-Box Entity (including, but not limited to, (i) any partnership servicing fees, (ii) any asset management fees, (iii) any interest or other revenue spread inuring to the benefit of any Outside-the-Box Entity in connection with a mortgage refinancing, (iv) any fees or proceeds from the sale or refinancing of any assets, (v) any securities and/or direct or indirect profit sharing or other participation interests, and (vi) any other direct or indirect benefits received by any Outside-the-Box Entity in any transaction relating to the tender for, investment in, transfer of, mortgaging, financing, rights offering or other action with respect to, all or any interest in (A) any of the Newkirk Assets, (B) any Net Lease Partnership, any limited partnership interest therein or any other interest therein (whether debt or equity), (C) any Inside-the-Box Entity, or (D) any entity that enters into a transaction with or with respect to any of the foregoing (including, without limitation, any direct or indirect acquisition of indebtedness that is secured by a first mortgage or a second mortgage on any Property or any direct or indirect interest in such indebtedness), but specifically excluding (vii) any Acquisition Financing), and any reduction in reserves, less

            (y) all payments by any Outside-the-Box Entity of principal and interest on indebtedness or borrowings (including, without limitation, Acquisition Financing), but


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

      only to the extent that the proceeds thereof (it being agreed that any such payments on account of Acquisition Financing shall be included) were included in Available Cash Flow, and expenses that are paid to unaffiliated third parties by an Outside-the-Box Entity (including, without limitation, any out-of-pocket costs incurred by any Outside-the-Box Entity (such as legal costs, financing costs and due diligence costs) that are paid to unaffiliated third parties on an arm's-length basis by an Outside-the-Box Entity from their own funds and not from the funds of any Inside-the-Box Entity or any general partner of any such Net Lease Partnership (including, without limitation, expenses incurred in connection with a transaction of the type described in clause
      (vi) of clause (x) above)), except that expenses with respect to clauses
      (i) and (ii) of clause (x) above shall not be deducted;

provided, however, that (I) 100% of all such cash, and the fair market value of non-cash rights or benefits, direct or indirect, derived by an Outside-the-Box Entity on account of any Additional Capital Contributions (including, without limitation, distributions on account of interests in the Master Limited Partnership received in exchange for Additional Capital Contributions and payments of principal and/or interest on advances to the Master Limited Partnership which constitute Additional Capital Contributions) shall be included in Available Cash Flow, and (II) 0% of all such cash, and the fair market value of non-cash rights or benefits, direct or indirect, derived by an Outside-the-Box Entity on account of any additional capital contributions or other advances which are not Additional Capital Contributions shall be included in Available Cash Flow; provided further, however, that to the extent that interests in the Master Limited Partnership or any other entity (whether equity, debt or otherwise) that are received on account of assets described in clause
(II) of the foregoing proviso are effectively entitled to a return that has priority or preference over the return to which corresponding interests in the Master Limited Partnership or such other entity that are received on account of assets described in clause (I) of such proviso or any other corresponding interests in the Master Limited Partnership or any other entity are effectively entitled, the percentages set forth in such proviso shall be equitably adjusted so as to effectively neutralize the benefit of such priority or preference.

                  "Brynmawr Entities" shall mean VNK, Vornado, Vornado Newkirk, Newkirk RE, Capital, Newkirk GP, Associates and Finco.

                  "Brynmawr Entities' Allocable Percentage" means the ownership percentage of the Outside-the-Box Entities in the Master Limited Partnership, which shall initially be 75.72 %.

                  "Capital" has the meaning set forth in the recitals to this Agreement.

                  "Capital Pledge and Security Agreement" means that certain Pledge Agreement, dated November 20, 1997, by Capital in favor of Administrator, for itself and as agent for the Selling Group.


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

                  "Cash Participation Documents" has the meaning set forth in
Section 7.a. of this Agreement.

                  "Cash Purchase Participation Cap" means TWENTY EIGHT MILLION ($28,000,000) DOLLARS.

                  "Closing" means the consummation of the transactions contemplated by the Purchase Agreement.

                  "Closing Agendas" means the closing agendas prepared by Proskauer Rose LLP in connection with the consummation of the transactions contemplated by the Purchase Agreement.

                  "Confidential Information" has the meaning set forth in
Section 5.c. of this Agreement.

                  "Convertible Security" means, with respect to any Person or asset, any debt, equity, right or other interest that either (A) is convertible into, or otherwise grants the right to acquire, an equity interest in that Person or ownership of those assets for consideration other than cash in an amount which is equal to or in excess of the fair market value thereof at the time of such conversion or acquisition or (B) grants upon the owner rights that are substantially similar to those conferred by an equity interest in that Person or ownership of those assets (including, without limitation, equity participations). Any consideration given for a Convertible Security shall, subject to Section 6.b of this Agreement, be included within Available Cash Flow at the time it is given; any consideration given upon the conversion of an Acquisition Security or the other acquisition of the applicable Person or asset shall, subject to Section 6.b of this Agreement, be included within Available Cash Flow at the time it is given.

                  "Finco" means Newkirk Finco LLC, a Delaware limited liability company (formerly known as Brynmawr Finco LLC).

                  "Finco Pledge Agreement" means that certain Pledge Agreement, dated November 20, 1997, by of Administrator LLC, for itself and as agent for the Selling Group, in favor of Finco.

                  "Fund II" has the meaning set forth in the recitals to this Agreement.

                  "Fund III" has the meaning set forth in the recitals to this Agreement.

                  "Fund III Pledge Agreement" means that certain Pledge Agreement, dated November 20, 1997, by Fund III in favor of Administrator LLC, for itself and as agent for the Selling Group.


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

                  "Funds" has the meaning set forth in the recitals to this Agreement.

                  "Future Financing Agreement" means that certain Future Financing Agreement, dated November 20, 1997, by and among, Fund III, Holdings, Newkirk GP, Capital, Finco, and Administrator LLC, for itself and as agent for the Selling Group, setting forth the terms and conditions upon which certain security interests granted pursuant to the Pledge Agreements may be subordinated.

                  "GAAP" means generally accepted accounting principles as defined by the United States Financial Accounting Standards Board as from time to time in effect, consistently applied (taking into account, however, any change that, from time to time, may be made in such principles by the United States Financial Accounting Standards Board).

                  "Guaranty Agreement" means, collectively, (i) the Guaranty Agreement, dated November 20, 1997, by and among Fund II, Fund III, Holdings, Newkirk GP, Jess, SkiKid, Sue, Capital, Finco, for the benefit of Administrator LLC, for itself and as agent, and the Selling Group and (ii) the Guaranty Agreement, dated as of June 30, 1998, by Newkirk RE and Administrator LLC.

                  "Holdings" means Newkirk NL Holdings LLC, a Delaware limited liability company.

                  "Holdings I Pledge Agreement" means that certain Pledge Agreement, dated November 20, 1997, by Holdings in favor of Administrator LLC, for itself and as agent for the Selling Group, as modified by (i) that certain Assumption Agreement, dated July 8, 1998, by and Associates, (ii) that certain Assumption and Ratification Agreement, dated January 1, 2000, by and among Holdings, Stock and Associates, and (iii) that certain Assumption Agreement, dated as of the date hereof by the Master Limited Partnership.

                  "Holdings II Pledge Agreement" means that certain Pledge Agreement, dated as of the date hereof, by Holdings in favor of Administrator LLC, for itself and as agent for the Selling Group, providing for the pledge of certain limited partnership interests of the Master Limited Partnership owned by Holdings.

                  "Inside-the-Box Entity" means Master Limited Partnership and any Affiliate of Master Limited Partnership that is controlled by Master Limited Partnership (with control having the meaning ascribed thereto in Rule 405 promulgated under the Securities Act of 1933, as amended).

                  "Jess" means Jess LLC, a Delaware limited liability company.


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

                  "Jess Pledge Agreement" means that certain Pledge Agreement, dated November 20, 1997, by Jess in favor of Administrator LLC, for itself and as agent for the Selling Group.

                  "Loan Agreement" means that certain Loan Agreement, dated November 20, 1997, by and between Finco and Administrator LLC pursuant to which, among other things, the Newkirk Loan was made to Administrator LLC, as the same may have been or may be amended from time to time.

                  "LP Collateral" has the meaning set forth in Section 4.b.ii. of this Agreement.

                  "Management Agreement" means any Partnership Administration Agreement or Brokerage, Consulting and Financial Advisory Agreement between any Net Lease Partnership or the Master Limited Partnership and Capital (as successor-in-interest to Newkirk) in effect on November 20, 1997, as the same may be amended from time to time in accordance with the Transaction Documents.

                  "Master Limited Partnership" means The Newkirk Master Limited Partnership, a Delaware limited partnership.

                  "MLP Pledge Agreement" means that certain Pledge Agreement, dated the date hereof, by the Master Limited Partnership in favor of Administrator LLC, for itself and as agent for the Selling Group.

                  "Net Lease Partnership" means any of the partnerships listed on Schedule B annexed hereto.

                  "Newkirk" means Newkirk Limited Partnership, a Delaware limited partnership that, simultaneously herewith, is being merged with and into Capital.

                  "Newkirk Assets" means (i) the controlling interest that is described in the Purchase Agreement in certain general partners of the Net Lease Partnerships, and (ii) all of the assets, subject to all of the liabilities reflected on Schedule C annexed hereto, of Newkirk, including the Management Agreements and any deferred fees with respect thereto, subject to all liabilities associated therewith.

                  "Newkirk Cash Participation" means the amount of the Cash Participation evidenced by the Cash Participation Instruments described in Sections 3.a.iii and 3.a.iv.

                  "Newkirk GP Pledge Agreement" means that certain Pledge Agreement, dated November 20, 1997, by Brynmawr Associates LLC (predecessor of Newkirk GP) in favor of Administrator LLC, for itself and as agent for the Selling Group.


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

                  "Newkirk Loan" means the loan, in the original principal amount of $40,000,000, made contemporaneously with the Original Agreement by Finco to Administrator LLC, pursuant to the Loan Agreement.

                  "Newkirk RE Holdings Pledge Agreement" means that certain Pledge Agreement, dated as of June 30, 1998, by Newkirk RE Holdings LLC in favor of Administrator LLC, for itself and as agent for the Selling Group.

                  "Non-Newkirk Asset" means any asset other than a Newkirk
Asset.

                  "NLP Cash Participation" means the amount of the Cash Participation evidenced by the Cash Participation Instruments described in Sections 3.a.i and 3.a.ii.

                  "Option Agreement" means that certain Put-Call Option Agreement, dated as of January 1, 2002, among Master Limited Partnership, NK-CR Holdings LLC and Holdings Subsidiary LLC, in the form attached hereto as Exhibit B (regardless of whether such form is actually executed or is later amended).

                  "Outside-the-Box Entity" means any Brynmawr Entity or any Affiliate of any Brynmawr Entity, that in each case is not an Inside-the-Box Entity.

                  "Person" means any individual, general partnership, limited partnership, limited liability company, trust, estate, association, corporation, or other legal or commercial entity.

                  "Pledge Agreements" means the Newkirk GP Pledge Agreement, the Newkirk RE Holdings Pledge Agreement, the MLP Pledge Agreement, Jess Pledge Agreement, the SkiKid Pledge Agreement, the Sue Pledge Agreement, the Capital Pledge and Security Agreement, the Fund III Pledge Agreement, the WEM-Brynmawr Pledge Agreement, and the Holdings I Pledge Agreement, the Holding II Pledge Agreement and the VNK Pledge Agreement.

                  "Post-Closing Adjustment Agreement" means that certain Post-Closing Adjustment Agreement, dated November 20, 1997, by and among Newkirk GP, Capital and Administrator LLC, as agent for the Selling Group.

                  "Property" means any property (real, personal or otherwise) of any Net Lease Partnership, the Master Limited Partnership or an Inside-the-Box Entity.

                  "Purchase Agreement" has the meaning set forth in recitals to this Agreement.


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

                  "Purchase Price" means the cash purchase price being paid by or on behalf of the Brynmawr Entities in connection with their acquisition of the Newkirk Assets, pursuant to the Purchase Agreement (i.e., $30,000,000).

                  "Section 6b(i) Transfer Asset" has the meaning set forth in the Transaction Agreement.

                  "Selling Group" has the meaning set forth in the recitals to this Agreement.

                  "SkiKid" means SkiKid LLC, a Delaware limited liability company.

                  "SkiKid Pledge Agreement" means that certain Pledge Agreement, dated November 20, 1997, by SkiKid in favor of Administrator LLC, for itself and as agent of the Selling Group.

                  "Sue" means Sue LLC, a Delaware limited liability company.

                  "Sue Pledge Agreement" means that certain Pledge Agreement, dated November 20, 1997, by Sue in favor of Administrator LLC, for itself and as agent of the Selling Group.

                  "Transaction" has the meaning set forth in the recitals to this Agreement.

                  "Transaction Agreement" has the meaning set forth in the recitals to this Agreement.

                  "Transaction Documents" means the agreements, instruments and other documents marked as "Transaction Documents" on the final Closing Agendas, together with all amendments, modifications, supplements and extensions thereto and all other agreements, instruments or other documents executed after November, 1997 in connection therewith, and the Transaction Agreement, together with all amendments, modifications, supplements and extensions thereto and all other agreements, instruments or other documents executed in connection therewith.

                  "VNK Pledge Agreement" means (i) that certain Pledge Agreement, dated as of the date hereof, by VNK in favor of Administrator LLC, for itself and as agent for the Selling Group, providing for the pledge of certain limited partnership interests of the Master Limited Partnership owned by VNK, and (ii) that certain Pledge Agreement, dated as of the date hereof, by Vornado Newkirk in favor of Administrator LLC, for itself and as agent for the Selling Group, providing for the pledge of certain limited partnership interests of The Master Limited Partnership owned by Vornado Newkirk.


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

                  "WEM-Brynmawr Pledge Agreement" means that certain Pledge Agreement, dated November 20, 1997, by WEM-Brynmawr Associates, LLC in favor of Administrator LLC, for itself and as agent for the Selling Group.

            2. Cash Participation.

                  a. Cash Participation. The Brynmawr Entities shall pay or cause to be paid to Administrator LLC the aggregate amount of the cash participation payments to be paid to Administrator LLC pursuant to this Agreement (the "Cash Participation"). The Cash Participation shall be determined from time to time as follows:

                        i. First, the Outside-the-Box Entities will receive 100% of all Available Cash Flow until the Apollo Capital Account has been reduced to $0, it being agreed and understood that, for purposes of this Agreement, any cash and the fair market value of non-cash rights or benefits, direct or indirect, specified in the definition of Available Cash Flow, received directly or indirectly by any Outside-the-Box Entity shall be deemed to have been received by such entity on the date each such item is first available directly or indirectly to any such Outside-the-Box Entity; provided, however, that (i) any cash or non-cash rights or benefits that would otherwise be included as Available Cash Flow, but that continue to be held by an Inside-the-Box Entity, shall not be deemed to have been received (indirectly or otherwise) by an Outside-the-Box Entity
      (a) unless such cash or non-cash rights or benefits shall have been distributed or otherwise paid, directly or indirectly, to any holder of equity in any Inside-the-Box Entity in its capacity or status as a holder of equity (which holder of equity is not an Affiliate of the Brynmawr Entities) without proportionate distributions or other payments being made to any Outside-the-Box Entity or Inside-the-Box Entity, as appropriate, in which case the Outside-the-Box Entities shall be deemed to have received their proportionate distributions or other payments on the date of such earlier distribution or other payment and (b) except that the Brynmawr Entities Allocable Percentage of any interest or other earnings earned on funds in excess of $60,000,000 in the aggregate held by all Inside-the-Box Entities shall, when earned, be deemed to have been received by the Outside-the-Box Entities (whether or not in fact so received), and (ii) the Brynmawr Entities' Allocable Percentage of any amount of investment, loan or expense contemplated by clause 1 of the definition of Available Cash Flow shall be deemed to have been received by the Outside-the-Box Entities when made and any revenues generated and/or expenses paid for or in respect of any such investment, loan or expense shall be disregarded in the calculation of Available Cash Flow;

                        ii. Second, Administrator LLC shall receive 100% of all Available Cash Flow until Administrator LLC has received the aggregate amount of the Cash Purchase Participation Cap; and

                        iii. Thereafter, the Brynmawr Entities shall receive 100% of Available Cash Flow.

                  b. Additional Capital Contributions.

                        i. Taxes. For purposes of section 2.a, any federal, state or local taxes to be paid by any of the Outside-the-Box Entities on accrued but unpaid interest (and not for interest actually or deemed paid to the Brynmawr Entities and/or their Affiliates) with respect to the Newkirk Loan shall, as and when payable, be accounted for as an addition to the Apollo Capital Account. For purposes of this section 2.b.i, it shall be assumed that the Outside-the-Box Entities pay taxes at the Applicable Marginal Rate.

                        ii. Phantom Income. For purposes of section 2.a, any federal, state or local taxes to be paid by any of the Outside-the-Box Entities on account of taxable income with respect to income that is not actually received by the Outside-the-Box Entities, shall not, except as set forth in Section 2.b.i., be included in the computation of Available Cash Flow as an expense and shall not be accounted for as an addition to the Apollo Capital Account.

                        iii. Payments on Account of Cash Participation. For purposes of section 2.a above, payments made to Administrator LLC on account of the Cash Participation shall not be included in the computation of Available Cash Flow as an expense and shall not be accounted for as an addition to the Apollo Capital Account.

                  c. [INTENTIONALLY OMITTED]

                  d. Payment of Cash Participation.

                        i. Estimated Payment. No later than the end of each calendar quarter, the Brynmawr Entities shall pay or cause to be paid any amount that they reasonably and in good faith estimate to have then accrued and remained unpaid in respect of the Cash Participation (an "Estimated Quarterly Payment"). Simultaneously with the making of any Estimated Quarterly Payment, the Brynmawr Entities shall send Administrator LLC supporting documentation showing in reasonable detail the computation of the amount of the Estimated Quarterly Payment.

                        ii. Adjustment of Estimated Payment. No later than April 30 of any calendar year, the Brynmawr Entities shall send Administrator LLC its computation of the actual amount that was accrued and remained unpaid as of the end of the preceding calendar year (an "Actual Annual Payment"), setting forth in reasonable detail the basis for the computation of the Actual Annual Payment and the reasons for any adjustment in the amount of the Estimated Quarterly Payments made in the aggregate in respect of such calendar year. If the Actual Annual Payment in respect of any calendar year exceeds the sum of the Estimated Quarterly Payments made in respect of such calendar year, then the Brynmawr Entities shall pay or cause to be paid the amount of such excess simultaneously with the communication to Administrator LLC of the Actual Annual Payment. If the sum of the Estimated Quarterly Payments made in respect of a calendar year exceed the Actual Annual Payment for such year, then the amount of such excess shall be reimbursed to a Brynmawr Entity by Administrator LLC no later than thirty (30) days after the communication to Administrator LLC of the Actual Annual Payment.

                        iii. Method of Payment. Any payment to be made in respect of the Cash Participation shall be made in immediately available funds, by wire transfer or certified bank check, to Proskauer Rose LLP, as escrow agent for the Selling Group, and shall be deemed made upon receipt by Proskauer Rose LLP. Administrator LLC may from time to time change the person or entity to whom any such payment is to be made. If the Brynmawr Entities shall fail to pay any amount with respect to the Cash Participation when due, the amount of such underpayment shall bear interest at the rate, and there shall be a late charge in the amount, set forth in the Cash Participation Instruments.

                  e. Mandatory Payment of Cash Purchase Participation Cap. To the extent that Administrator LLC has not then been paid the full amount of the Cash Purchase Participation Cap, the Brynmawr Entities shall pay to Administrator LLC an amount equal to the Cash Purchase Participation Cap less all amounts theretofore paid to Administrator LLC under Section 2 of this Agreement (and not otherwise reimbursed under the last sentence of Section 2.d.ii.) on the earlier to occur of (1) 120 days following the date on which the Master Limited Partnership becomes "public", or any Brynmawr Entity or any other Affiliate thereof whose direct or indirect interest in the assets which give rise to or are otherwise taken into account in determining Available Cash Flow constitutes 75% or more of such entity's total value and that is not "public" on the date hereof becomes "public", or (2) January 15, 2009. As used herein, any entity shall be "public" if its securities are listed for trading on a securities exchange (including, without limitation, the New York Stock Exchange, the American Stock Exchange, NASDAQ, NASDAQ Small Cap, London Stock Exchange, Tokyo Stock Exchange, or Paris Stock Exchange). Nothing contained in this Section shall impair the applicability of Section 6 to any Actual Transfer of Control Assets to any Brynmawr Entity or any of its Affiliates.

            3. Issuance of Cash Participation Instruments.

                  a. Issuance of Instruments. The Brynmawr Entities' obligations to pay the Cash Participation are evidenced by instruments in the form annexed hereto as Exhibit C("Cash Participation Instrument(s)").

                  b. Issuance of Replacement Instruments. All Cash Participation Instruments issued pursuant to this Agreement have been and shall be sequentially numbered. The Brynmawr Entities hereby agree to issue such replacement Cash Participation Instruments in such denominations and to such persons or entities as Administrator LLC may from time to time request, at no cost or expense to Administrator LLC. The issuance of any such replacement Cash Participation Instruments shall be made promptly upon either the surrender to a Brynmawr Entity of the Cash Participation Instrument(s) to be replaced or a loss affidavit substantially in the form and substance annexed hereto as Exhibit D(an "Acceptable Loss Affidavit").

                  c. Aggregate Amount of Outstanding Instruments. At no time shall there be issued and outstanding Cash Participation Instruments in excess of the Cash Participation Cap.

            4. Computation of Available Cash Flow.

                  a. General. For purposes of computing Available Cash Flow, any non-cash right or benefit or other non-cash item to be included in Available Cash Flow shall be ascribed its fair market value. The fair market value shall be determined on a net present value basis and any dispute as to such fair market value shall be conclusively resolved by arbitration in accordance with
Section 7 of this Agreement.

                  b. Excluded Items.

                        i. Voting Rights in Net Lease Partnerships and the Master Limited Partnership. If at any time a Brynmawr Entity or any of their Affiliates acquires any rights to vote any limited partnership interest in any Net Lease Partnership or the Master Limited Partnership (a "Voting Right"), there shall not be included in Available Cash Flow the fair market value of that Voting Right at the time of such acquisition.

                  c. Certain Excluded Expenses. Notwithstanding anything to the contrary in this Agreement, no expense incurred in connection with the defense of any claim by Administrator LLC and/or the Selling Group shall be deducted in calculating of Available Cash Flow if the Administrator LLC and/or the Selling Group, as the case may be, prevails upon the claim.

            5. Information to be Provided.

                  a. Financial Information.

                        i. Quarterly Information. The Brynmawr Entities shall provide (or cause to be provided to) Administrator LLC, within forty-five
      (45) days after the end of each calendar quarter, a summary description of all items that are included within the computation of Available Cash Flow (including, without limitation, borrowings included therein) and amounts owing or not owing, as the case may be, to Administrator LLC on account of the Cash Participation for the preceding calendar quarter and all information (to the extent that it is in the possession, or under the control, of the Brynmawr Entities and/or their Affiliates) relating to all cash and non-cash rights or benefits directly or indirectly received by the Brynmawr Entities and/or their Affiliates during the preceding calendar quarter that relate directly or indirectly to: (A) the Newkirk Assets, (B) Capital, (C) the Net Lease Partnerships, (D) the Properties,
      (E) the Master Limited Partnership or (F) any entity that enters into a transaction with or with respect to any of the foregoing. The summary description and information shall be presented on a line item basis showing the valuation of each such item and shall be in sufficient detail to demonstrate the basis for the computation of any amounts owing or not owing, as the case may be, with respect to the Cash Participation. The summary description and information shall also be accompanied by the certificate of the chief financial officer, president or other officer of the Brynmawr Entities and/or their Affiliates reasonably acceptable to Administrator LLC, that such officer has examined this Agreement and has no knowledge, after due inquiry, of any matter or circumstance that makes the summary description and information inaccurate or misleading in any material respect, or, if such officer does have knowledge of any such matter or circumstance, setting forth such matter or circumstance in reasonable detail.

                        ii. Annual Information. The Brynmawr Entities shall provide (or cause to be provided to) Administrator LLC as soon as available, but in any event on or prior to March 31 of any calendar year, the audited consolidated and consolidating balance sheet as at the end of the preceding calendar year and the audited, consolidated and consolidating statements of earnings and retained earnings and of financial condition, prepared in accordance with GAAP, of the Brynmawr Entities and their Affiliates insofar as they relate directly or indirectly to: (A) the Newkirk Assets, (B) Capital, (C) the Net Lease Partnerships, (D) the Properties, (E) the Master Limited Partnership, or
      (F) any entity that enters into a transaction with or with respect to any of the foregoing. Such balance sheet and statements shall be prepared by the regularly employed certified public accountants of such entities and be accompanied by (A) the report or certificate of any such accountant without qualification as to the auditing standards used in the performance of its audit, and (B) the certificate of the chief financial officer, president or other officer of the Brynmawr Entities and/or its Affiliates reasonably acceptable to Administrator, that such officer has examined this Agreement and has no knowledge, after due inquiry, matter or circumstance that makes the accompanying audited balance sheet and financial statements inaccurate or misleading in any material respect, or, if such officer does have knowledge of any such matter or circumstance, setting forth such matter or circumstance in reasonable detail.

                  b. Other Information. The Brynmawr Entities shall provide Administrator LLC with copies of: (A) any information provided to the owners of, or investors in, any of the Brynmawr Entities and/or their Affiliates simultaneously with the provision thereof to such owners or investors in respect of, or directly or indirectly relating to, the Newkirk Assets, the Net Lease Partnerships, the Properties, the Master Limited Partnership, or the transactions contemplated by the Purchase Agreement and (B) any correspondence to any limited partner of any Net Lease Partnership or of the Master Limited Partnership simultaneously with the sending thereof. Administrator LLC and its advisors shall, from time to time, be afforded access upon reasonable notice and during normal business hours to the books and records of the Brynmawr Entities and their Affiliates to the extent that they may be relevant to the Newkirk Assets, the Net Lease Partnerships, the Properties, any Inside-the-Box Entity, the general partners thereof or the assets of the foregoing (including, without limitation, the Cash Purchase Participation); provided, however, that the Brynmawr Entities shall not be obligated to afford such access on more than four occasions per year. The Brynmawr Entities shall also, upon reasonable notice, make available for reasonable periods those persons who are familiar with the requested information to Administrator LLC in order to answer such questions as Administrator LLC may have from time to time. The Brynmawr Entities shall provide to Administrator LLC notice of any adjustment in the Brynmawr Entities Allocable Percentage and a description in reasonable detail of the reasons for such adjustment, together with such supporting documentation as may be reasonably requested by Administrator LLC.

                  c. Confidentiality. Any information provided to Administrator LLC and/or the Selling Group pursuant to Section 5.b of this Agreement ("Confidential Information") shall be kept in strictest confidence by Administrator LLC and the Selling Group and shall be used by the Administrator LLC and/or Selling Group and their representatives solely for purposes of ensuring that the Brynmawr Entities are in compliance with this Agreement and enforcing the rights of Administrator LLC and/or the Selling Group hereunder. Administrator LLC and the Selling Group shall be entitled to disclose such information (A) to each other and their professional advisors and/or (B) in connection with any proceeding to enforce any right hereunder. For purposes of this Agreement, Confidential Information shall not include information that (i) becomes or has been generally available to the public other than as a result of a disclosure by the Administrator LLC and/or Selling Group after the date of this Agreement, (ii) was available to Administrator LLC and/or the Selling Group or any member thereof on a non-confidential basis prior to its disclosure to Administrator LLC and/or the Selling Group by a Brynmawr Entity or any of their respective representatives, or (iii) becomes available to Administrator LLC and/or the Selling Group on a non-confidential basis from a source other than the Brynmawr Entities or any of their respective representatives. Notwithstanding the foregoing, in the event that Administrator LLC and/or the Selling Group or any member or representative thereof becomes legally compelled to disclose any Confidential Information, prompt written notice shall be provided to the Brynmawr Entities, so that a protective order or other appropriate remedy may be sought, or a waiver of compliance with this Section 5.c may be given. In the event that such a protective order or other remedy either is not obtained or that compliance with the provisions of this Section 5.c is not waived, Administrator LLC and/or the Selling Group will furnish only that portion of the Confidential Information which is legally required and will exercise its reasonable efforts (without any requirement that it incur any cost or expense) to obtain reliable assurance that the Confidential Information will be accorded confidential treatment.

            6. Effect of Certain Transfers.

                  a. Transfer of Control Assets. Without limiting any other provision of this Agreement or any other Transaction Document, subject to
Section 6.d. of this Agreement, in the event that there shall be a direct or indirect Actual Transfer of (i) any interest in any general partner of a Net Lease Partnership, (ii) Finco (and/or any interest therein), (iii) a Brynmawr Entity (and/or any interest therein), (iv) any interest in the Master Limited Partnership or any other Inside-the-Box Entity, which interest was held by a Brynmawr Entity or any Affiliate thereof, (v) the general partner of the Master Limited Partnership or any interest in such general partner, (vi) any Affiliate (and/or any interest therein) having a direct or indirect interest in any of the foregoing and/or (v) any other asset with respect to which any cash or non-cash right or benefit or any expense is includable within the computation of Available Cash Flow (collectively, "Control Assets"), then:

                        i. all consideration directly or indirectly received by the Brynmawr Entities, the owners of any of the Brynmawr Entities and/or any of their respective Affiliates (whether or not deferred, whether in the form of cash or non-cash rights or benefits, or otherwise) on account of such Actual Transfer from any source derived, shall be valued in accordance with Section 4 and included within the computation of Available Cash Flow pursuant to this Agreement, but only to the extent that it relates directly or indirectly to assets with respect to which any cash or non-cash right or benefit or any expense is includable within the computation of Available Cash Flow;

                        ii. any future Available Cash Flow with respect to any of the Control Assets not subject of the Actual Transfer received by the Brynmawr Entities shall continue to be applied to the Cash Participation in accordance with the terms of this Agreement; and

                        iii. all duties, liabilities or other obligations of the Brynmawr Entities and/or their respective Affiliates under this Agreement shall remain in full force and effect (irrespective of whether the transferee under such Actual Transfer sells any Control Assets to another Person), and, if the Actual Transfer involves a sale of the Brynmawr Entities, the Funds shall be primarily liable with respect to such obligations.

                  b. Transfer To Affiliates. Notwithstanding anything in this Agreement or any other Transaction Document to the contrary, but subject to
Section 6.c. below, in the event that the Brynmawr Entities or their Affiliates propose to make a direct or indirect Actual Transfer of any Control Asset to any Person that is an Affiliate of any of the Brynmawr Entities, then the Brynmawr Entities shall give Administrator LLC at least fifteen (15) days prior written notice of any such Actual Transfer describing in reasonable detail the proposed transferee and the terms of the Actual Transfer. Administrator LLC may, within ten (10) days after receipt of such notice, irrevocably opt either to have such Actual Transfer treated as:

                        i. an independent, outright transfer to a person not affiliated with the Brynmawr Entities (in which case, without limiting the other provisions relating to the computation of Available Cash Flow, the purchase price and/or all other consideration payable to the transferor with respect to such Actual Transfer shall be included within Available Cash Flow and no other revenues from the assets that are the subject of the Actual Transfer shall be included within Available Cash Flow unless such revenues are included within the purchase price and/or other consideration); or

                        ii. as not constituting a transfer for purposes of the computation of Available Cash Flow (in which case, without limiting other provisions relating to the computation of Available Cash Flow, (A) none of the purchase price or other consideration payable to the transferor with respect to such Actual Transfer shall be included within Available Cash Flow which will continue to be computed as if such Actual Transfer had not occurred and (B) the Brynmawr Entities shall cause the transferee to execute either an assumption of this Agreement and such other documentation (including security documentation of the type and scope of the Capital Pledge Agreement) as the Administrator LLC may reasonably require).

                  In the event that Administrator LLC does not timely make an election with respect to the treatment of an Actual Transfer under this sub-section 6.b, it shall be deemed to have opted for the treatment set forth in sub-clause (ii) of this Section 6.b.

                  c. Special Transfers.

                        i. Section 6.b. shall not apply to (1) any Actual Transfer of a Control Asset from any Inside-the-Box Entity that is a direct or indirect wholly-owned subsidiary of Master Limited Partnership to any other Inside-the-Box Entity that is a direct or indirect wholly-owned subsidiary of Master Limited Partnership or (2) any Actual Transfer of a Control Asset from any Outside-the-Box Entity to any other Outside-the-Box Entity provided that the ultimate beneficial ownership of both of such entities is identical and the conditions set forth in clause (B) of Section 6.b.ii. have been satisfied.

                        ii. In the event of a merger of any Net Lease Partnership listed on Schedule B hereto with and into a wholly-owned Inside-the-Box Entity, Administrator LLC shall be deemed to have opted for the treatment set forth in sub-clause (ii) of Section 6.b.

                        iii. The provisions of Sections 6.a. and 6.b. shall not apply to the issuance or transfer of interests in Vornado Realty L.P. or Vornado Realty Trust so long as neither the issuance nor the transfer of such interests, together with all other issuances and transfers which have been exempted from
Section 6.a.or 6.b. by operation of this sentence, does not result in any person or group becoming the beneficial owner of 100% of the interests in Vornado Realty L.P. or Vornado Realty Trust (or such lesser percentage as would enable such person or group (other than Vornado Realty Trust in the case of Vornado Realy, L.P.) to cause a "short-form" merger or to otherwise "squeeze out" the minority interest holders under applicable state law). For purposes of this clause (iii), (A) "person" and "group" shall have the meanings used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and (B) "beneficial owner" and "beneficial ownership" shall have the meanings set forth in Rules 13d-3 and 13d-5 of the Securities Exchange Act of 1934, as amended. The foregoing provisions of this clause 6.c.iii. shall not preclude the applicability of Sections 6.a and 6.b (which sections shall apply) in the case of a merger of Vornado Realty L.P. or Vornado Realty Trust into another entity or a reverse merger of another entity into Vornado Realty L.P. or Vornado Realty Trust where the beneficial owners of the other entity become the beneficial owners of 66 2/3% or more of the interests of Vornado Realty L.P. or Vornado Realty Trust, as the case may be.

                  d. [Intentionally Omitted]

                  e. Certain Actual Transfers.

                        i. Notwithstanding anything to the contrary contained herein, an Actual Transfer of a Control Asset shall be deemed to have occurred upon the sooner to occur of (a) the exercise of the option granted to the Master Limited Partnership to acquire an ownership interest in T-Two Partners L.P. or the first date on which such option is exercisable pursuant to the Option Agreement, whichever occurs first, and (b) the exercise of the option granted to T-Two Partners L.P. to cause the Master Limited Partnership to acquire an ownership interest in NK-CR Holdings LLC or the first date on which such option is exercisable pursuant to the Option Agreement, whichever occurs first. For purposes of calculating Available Cash Flow, the value deemed received at such time pursuant to such Option Agreement shall be the "T-2 Value" as such term is defined in Section 1.04 of the Option Agreement, provided, however that in determining the T-2 Value for purposes of this Agreement, (1) the outstanding balance of the Grantor Trust T-1 Certificate referred to in clause (B)(1) of
Section 1.04(b) of the Option Agreement shall be the balance that would be outstanding assuming that all amounts received as payments on or with respect to the Contract Receivables were applied to the Grantor Trust T-1 Certificate to the extent contemplated under the Grantor Trust Agreement (whether or not such amounts were actually so applied), except to the extent that any such amounts that were not so applied were received by an Outside-the-Box Entity and constituted Available Cash Flow that reduced the Apollo Capital Account, and (2) any liabilities of T-Two Partners that did not constitute Available Cash Flow or otherwise reduce the Apollo Capital Account shall not be included for purposes of clause (B)(3) of Section 1.04(b) of the Option Agreement.

                        ii. For purposes of this Section 6, an Actual Transfer of a Control Asset from an entity controlled directly or indirectly by either of the Funds to an entity controlled directly or indirectly by Vornado, shall be an Actual Transfer of the type that triggers Section 6.b.

            7. Dispute Resolution.

                  a. Arbitration. Any dispute or controversy arising under or in connection with this Agreement, any Cash Participation Instrument or any Acceptable Loss Affidavit (collectively, the "Cash Participation Documents"), shall be settled exclusively by arbitration to be held in the City of New York in accordance with the rules of the American Arbitration Association then in effect. There shall be one arbitrator appointed in accordance with those rules. Subject to Section 7.c. of this Agreement, as part of his award, the arbitrator shall make a fair allocation between the parties of the fee and expenses of the American Arbitration Association and the cost of any transcript, taking into account the merits of their claims and defenses. The arbitrator shall render his award within thirty (30) days after the commencement of the arbitration; provided, however, no failure on the part of the arbitrator to render his award within such thirty (30) day period shall constitute a release from liability of any party hereto. Failure by either party to submit to arbitration under this
Section 7.a shall result in the arbitrator ruling in favor of the other party if such other party has submitted to arbitration under this Section 7.a. Judgment may be entered on the arbitrator's award in any court having jurisdiction, and the parties irrevocably consent to the jurisdiction of the New York courts for that purpose. The arbitrator may grant injunctive or other relief. Nothing in this Section 7.a shall preclude any party from seeking temporary injunctive relief from a court of competent jurisdiction pending appointment of an arbitrator pursuant this Section 7.a.

                  b. Baseball Arbitration. In connection with any arbitration under Section 7.a hereof, to the extent that the subject of the arbitration is the determination of an amount that is due by any Brynmawr Entity, on the one hand, or Administrator LLC and/or the Selling Group, on the other, to the other, each party shall submit to the arbitrator its estimate of such amount within ten
(10) days after the appointment of the arbitrator (with all Brynmawr Entities being one party for purposes of this Section 7). The arbitrator shall be charged solely with determining, within ten (10) days after expiration of the period during which the parties are to submit their respective estimates, which estimate is closest to the amount that is due and shall award the amount of that estimate to the party to whom it is due; except that, if the larger of the two estimates is equal to or less than 120% of the smaller of the two estimates, the amount to be awarded by the arbitrator shall be the average of the two estimates. No failure on the part of the arbitrator to render his award within such ten (10) day period shall constitute a release from liability of any party hereto. If either the Administrator LLC and/or the Selling Group, on the one hand, or the applicable Brynmawr Entities, on the other, fail to timely submit an estimate under this Section 7.b, the estimate of the other party shall be awarded by the arbitrator to the party to whom it is due.

                  c. Expenses of Arbitration. With respect to any arbitration under the Section 7 of this Agreement, the non-prevailing parties shall pay all out-of-pocket costs and expenses of the prevailing parties incurred in connection with such arbitration.

            8. General.

                  a. Liabilities; Security Interest; Guarantee. All duties, obligations and liabilities of the Brynmawr Entities under any Cash Participation Document shall be joint and several. Such duties, obligations and liabilities are secured by one or more security interests granted to the Administrator LLC, for itself and as agent for the Selling Group, pursuant to the Pledge Agreements and are the subject of the Guaranty Agreement.

                  b. No Offset. No Brynmawr Entity shall have any right of offset for any default, breach or other non-performance of any obligation under the Loan Agreement, the Note (as defined in the Loan Agreement), the Tri-Party Agreement, or the Pledge Agreement (as defined in the Loan Agreement) (collectively, the "Loan Documents"), including, without limitation, the non-payment of any principal of, or interest on, the Newkirk Loan. Accordingly, all amounts payable in respect of any Cash Participation Document shall be paid in full without any deduction or offset on account of any default, breach or other non-performance of any obligation under any Loan Documents (including, without limitation, the non-payment of any principal of, or interest on, the Newkirk Loan).

                  c. Non-Recourse Against Certain Persons. Notwithstanding anything to the contrary contained in this Agreement or any other Transaction Document or any other document referred to herein or therein, recourse for any breach of any and all obligations and duties under any Cash Participation Document by the Selling Group and/or Administrator LLC shall be had against only
(i) Administrator or the individuals of the Selling Group listed on Schedule E attached hereto with respect to any obligations or liabilities of Administrator or (ii) the individuals of the Selling Group listed on Schedule E attached hereto with respect to any obligations or liabilities of the Selling Group or any individual of the Selling Group. Each of the individuals of the Selling Group listed on Schedule E attached hereto shall be jointly and severally liable for any and all obligations and duties of the Selling Group and/or Administrator LLC under any Cash Participation Document. The Brynmawr Entities hereby agree that the individuals of the Selling Group who are not listed on Schedule E shall not be liable for any of the obligations or duties under any Cash Participation Document, and shall be absolved of any and all liabilities for any and all breaches under such documents by the Selling Group or any individual of the Selling Group.

            9. Miscellaneous.

                  a. Further Assurances. At any time, and from time to time after the date hereof, each of the parties hereto shall, without further consideration and at their own cost and expense, execute and deliver such additional agreements, instruments, documents or certificates, and take such further action, as shall reasonably be requested by any other party in order to carry out the provisions of this Agreement.

                  b. NO PARTNERSHIP. NOTHING IN THIS AGREEMENT OR ANY OTHER CASH PARTICIPATION DOCUMENT SHALL BE INTERPRETED OR CONSTRUED AS CREATING ANY PARTNERSHIP OR JOINT VENTURE AMONG ANY OF THE PARTIES HERETO.

                  c. Partial Invalidity. If any provision of this Agreement or any other Cash Participation Document, or the application thereof to any particular party or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement or such other Cash Participation Document, or the application of such provision to any other particular party or circumstance, shall not be affected thereby and each remaining provision of this Agreement, or the application of such provision to any particular party or circumstance, shall be valid and enforceable.

                  d. Notices. Any notice, demand, request or other communication required or permitted to be made under this Agreement or any other Cash Participation Document shall be in writing and shall be considered given (i) when sent by telecopier, receipt confirmed, (ii) when delivered personally, or
(iii) one business day after being delivered by a nationally recognized overnight delivery service, in each case to the parties at the following addresses:

                   If to a Brynmawr Entity, at:

                            c/o Winthrop Financial Services
                            100 Jericho Quadrangle
                            Jericho, New York 11753
                            Attention: Michael Ashner
                            Telecopier: 516-433-2777

                                    and

                            Vornado Realty Trust
                            888 7th Avenue
                            New York, New York 10019
                            Attn: Clifford Broser
                            Telecopier: 212-894-7071
                   with a copy to:

                            Rosenman & Colin LLP
                            575 Madison Avenue
                            New York, New York 10022
                            Attention: Mark I. Fisher, Esq.
                            Telecopier: 212-940-87762

                                    and

                            Apollo Advisors, L.P.
                            1999 Avenue of the Stars, Suite 1900
                            Los Angeles, CA 90067
                            Attention: Michael D. Weiner, Esq.
                                       General Counsel
                            Telecopier: 310-201-4166

                                    and

                            Sullivan and Cromwell
                            125 Broad Street
                            New York, NY 10004
                            Attention: Arthur Adler, Esq.
                            Telecopier: 212-558-1600

                   If to either Administrator LLC or the Selling Group, at:

                            Administrator LLC
                            c/o Millennium Capital Management LLC
                            70 East 55th Street
                            New York, New York 10022
                            Attention: Mr. Jay Chazanoff
                            Telecopier: 212-376-8989

                                    and:

                            Administrator LLC
                            c/o Proskauer Rose LLP
                            1585 Broadway
                            New York, New York 10036
                            Attention: Wendy J. Schriber, Esq.
                            Telecopier: 212-969-2900
                   with a copy to:

                            Proskauer Rose LLP
                            1585 Broadway
                            New York, New York 10036
                            Attention: James D. Meade, Esq.
                            Telecopier: 212-969-2900

            However, the parties hereto shall have the right, from time to time and at any time, to change their respective addresses, and each shall have the right to specify any other person and/or address in the United States of America by at least ten (10) days' prior written notice to the other party.

                  e. Successors and Assigns; Assignment. This Agreement and the other Cash Participation Documents shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns. Each party to this Agreement or the other Cash Participation Documents may assign all or any portion of its interest hereunder or thereunder, provided that (i) each assignment shall expressly be made subject to the provisions of this Section 9.e and (ii) simultaneously with such assignment, the assignee shall expressly assume all duties, obligations and liabilities relating to the assigned interests. The assignee shall execute, acknowledge (when applicable) and deliver to each other party to this Agreement and the other Cash Participation Documents an agreement whereby the assignee (x) assumes all obligations, duties and liabilities of the assigning party to the extent of the interest being assigned pursuant to such assignment, (y) to the extent of the interest being assigned, agrees to be personally bound by and upon all covenants, agreements, terms, provisions and conditions hereof on the part of the assigning party to be performed or observed, and (z) agrees that the provisions of this Section 9.e shall continue in full force and effect and be binding upon the assignee. Any assignment of interests in this Agreement or any other Cash Participation Document made without full compliance with the preceding sentence shall be null and void for all purposes. Notwithstanding anything contained herein, in any other Transaction Document or any document referred to herein or therein or contemplated hereby or thereby (including without limitation, the assumption requirements of the second sentence of this
Section 9.e), in no event shall any assignment by any party hereto of its interests (or any part thereof) under this Agreement or any other Cash Participation Document (i) modify or limit any right or power of any other party hereunder or thereunder or (ii) affect or reduce any obligation, duty or liability of the assigning party, and all obligations, duties and liabilities of the assigning party under this Agreement or such other Cash Participation Document shall continue in full force and effect as obligations, duties and liabilities of a principal and not of a guarantor or surety, enforceable against the assigning party as a principal, as though no assignment or assumption had been made. Nothing in this Section 9.e shall be construed to modify the non-recourse provisions of Section 8 of this Agreement.

                  f. Governing Law. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING UNDER THIS AGREEMENT OR ANY OTHER CASH PARTICIPATION DOCUMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICT OF LAWS, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

                  g. Entire Agreement. This Agreement, together with the other Cash Participation Documents and the Transaction Agreement, embody the entire agreement and understanding between the parties hereto relating to the subject matter hereof and thereof and supercedes all prior agreements and understandings to the extent that it relates to such subject matter, and it is agreed that there are no terms, understandings, representations, or warranties, express or implied, other than those set forth herein and therein.

                  h. Marshalling of Assets; Subrogation. Each Brynmawr Entity hereby waives any right or claim of right to cause a marshalling of their assets. No right of subrogation, reimbursement or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under the United States Bankruptcy Code, title 11 of the United States Code 11 U.S.C. ss.ss.101 et seq., and successor statute) or otherwise by reason of any payment by it pursuant to the provisions of this Agreement, shall be asserted by a Brynmawr Entity until all of the obligations of the Funds, the Brynmawr Entities and their respective Affiliates under the Transaction Documents have been fully satisfied.

                  i. No Waiver. No failure or delay on the part of any party hereto in exercising any right, power or privilege under this Agreement or any other Cash Participation Document and no course of dealing between the parties hereto shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege under this Agreement or any other Cash Participation Document or thereby preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies under this Agreement or any other Cash Participation Document expressly provided are cumulative with and not exclusive of any rights, powers or remedies which any party hereto would otherwise have. No notice to or demand on any party hereto in any case shall, ipso facto, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the other party to any other or further action in any circumstances without notice or demand where notice or demand is not otherwise required.

                  j. No Oral Modification. This Agreement and any other Cash Participation Document shall not be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing and signed by each of the parties hereto or thereto.

                  k. Release. Any party liable under or in respect of this Agreement any other Cash Participation Document or any other Transaction Document or any document referred to herein or therein or contemplated hereby or thereby may be released without affecting the liability of any party not so released.

                  l. No Third Party Beneficiary. This Agreement and each other Cash Participation Document is for the purpose of defining the respective rights and obligations of the parties hereto and thereto and is not for the benefit of any creditor or other third party, except for the Selling Group and as otherwise may be expressly set forth herein or thereto.

                  m. Gender. All pronouns and any variations of pronouns in this Agreement or any other Cash Participation Document shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the identity of the parties may require. Whenever the terms herein are singular, the same shall be deemed to mean the plural, as the identity of the parties or the context requires and vice versa.

                  n. Captions. The captions or titles given to any provision of this Agreement are for convenience and reference only and shall in no way define, limit or describe the scope or intent of this Agreement and in no way affect or constitute a part of this Agreement.

                  o. Schedule and Exhibits. All schedules and exhibits attached hereto are hereby incorporated herein by this reference and made a part hereof for all purposes.

                  p. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute a duplicate original, but all of which together shall constitute one and the same instrument.

            10. Effective Date. This Agreement shall be effective on and as of the date on which the Transaction (as such term is defined in the Transaction Agreement) is consummated; provided, however, this Agreement shall automatically (and without the necessity of any action by the parties) terminate and cease to have any force or effect if the Transaction does not occur by March 31, 2002.

                                  [END OF TEXT]

                                [EXECUTION PAGE]

            IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first above written.

NEWKIRK GP LLC                                  NEWKIRK CAPITAL LLC

By: Newkirk Manager Corp.                       By: Newkirk Manager Corp.
    Manager                                         Manager

    By /s/ Peter Braverman                          By /s/ Peter Braverman
      -------------------------                       --------------------------
      Peter Braverman                                 Peter Braverman
      Executive Vice President                        Executive Vice President


NEWKIRK ASSOCIATES LLC                          NEWKIRK RE ASSOCIATES LLC

By: Newkirk Manager Corp.                       By: Newkirk Manager Corp.
    Manager                                         Manager

    By /s/ Peter Braverman                          By /s/ Peter Braverman
      -------------------------                       --------------------------
      Peter Braverman                                 Peter Braverman
      Executive Vice President                        Executive Vice President


NEWKIRK STOCK LLC                               VORNADO REALTY L.P.

By: Newkirk Manager Corp.
    Manager

    By /s/ Peter Braverman                      By /s/ Joseph Macnow
      -------------------------                   --------------------------
      Peter Braverman                             Joseph Macnow
      Executive Vice President                    Executive Vice President
                                                  Finance and Administration


VORNADO NEWKIRK L.L.C.                          VNK CORP.

By /s/ Joseph Macnow                            By /s/ Joseph Macnow
  -------------------------                       --------------------------
  Joseph Macnow                                   Joseph Macnow
  Executive Vice President                        Executive Vice President
  Finance and Administration                      Finance and Administration


ADMINISTRATOR LLC

By /s/
  -------------------------
  Name:
  Title:

                                   SCHEDULE A

                                  Selling Group

William Adair                                   Creighton Lacey-Baker
Richard Ader                                    Gerard Lavin
Stephen Benvenuto                               Herbert Liechtung
Geoffrey Bobroff                                Joseph A. Lucas
Jay Chazanoff                                   Sanford Merkin
Philip Cohen                                    Stephen Mintz
Daniel Davis                                    Kes Narbutas
David Dietz                                     Donald Olsen
Harvey P. Eisen                                 Joel Pashcow
Benjamin Fein                                   Stanley Rappoport
John Filoon, Jr.                                Robert J. Rosen
Nancy Frankel                                   Richard Rosenbaum
Abraham Gelber                                  Elliot Roth
Arthur Goldberg                                 Frank Savage
Herbert Goldberg                                David Silvers
Marvin Goldklang                                Craig Singer
Stephen Goldsmith                               Alan Wiener
James R. Greene                                 Douglas H. Wood
Joel Kagan                                      Bernard Zises
Leonard Kanarek                                 Jay Zises
Marvin Kenigsberg                               Selig A. Zises
Gary W. Krat                                    Seymour Zises
Jeffrey Krauss

                                   SCHEDULE B

                             Net Lease Partnerships

21AT                           Alake                               Albeau
Allia                          Alsey                               Altenn
Alwood                         Ateb                                Autolane
Avrem                          Basot                               Bedcar
Bessomac                       Bethplain                           Bluff
Boford                         Bradall                             Buck Valley
Calane                         Calcraf                             Camfex
Carlane                        Caroldale                           Carolion
Cenland                        Clamarsh                            Clifmar
Colane                         Crostex                             Croydon
Dalhill                        Dautec                              Daytower
Denport                        Denville                            Eastgar
Elport                         Elway                               FedData
Flamont                        Gamma                               Gersant
Gocar                          Guyon                               Harpard
Hazelport                      Jackson St.                         Jaclane
Jacway                         Jameslane                           Jayal
JLE Way                        Jeral                               Jermor
Johab                          JVF                                 Kalan
LCB                            Lando                               Lanmar
Larloosa                       Leyden                              Linwood Ave.
Liroc                          Lybster                             Mainbor
Marbax                         Martall                             Maxam
Melcal                         Merday                              Meredem
Mesa                           Midlem                              Montal
Nevit                          Newal                               Olo
Orper                          Paycap                              Plecar

Pinmar                         Pinole                              Porto
Redwash                        Renex                               Renlake
Reppoc                         Rotale                              Sablemart
Sajos                          Salistown                           Sandnord
Santex                         Scribe                              Segair
Seguine                        Silward                             Simval
Skoob                          Spokmont                            Statmont
Sunway                         Supergar                            Superline
Superwest                      Suteret                             Syrcar
Taber                          Texford                             Vegpow
Vegrouge                       Vengar                              Walando
Walcreek                       Waldrest                            Walmad
Walstaff                       Washtex                             Wybanco

                                   SCHEDULE C

                               Certain Liabilities

                                   SCHEDULE D

                             [Intentionally Omitted]

                                   SCHEDULE E

                               Protecting Partners

Richard Ader
Stephen Benvenuto
Jay Chazanoff
Philip Cohen
Daniel Davis
Nancy Frankel
Arthur Goldberg
Herbert Goldberg
Marvin Goldklang
James R. Greene
Leonard Kanarek
Gary W. Krat
Stephen Mintz
Donald Olsen
Joel Pashcow
Robert J. Rosen
Elliot Roth
David Silvers
Douglas H. Wood
Bernard Zises
Jay Zises
Selig A. Zises
Seymour Zises

                                    EXHIBIT A

                         Consent Solicitation Statement

                              Intentionally Omitted

                                    EXHIBIT B

                                Option Agreement

                              Intentionally Omitted

                                    EXHIBIT C

                      Form of Cash Participation Instrument

                      PAYMENT OF THIS INSTRUMENT IS SECURED
                        PURSUANT TO THE PLEDGE AGREEMENTS
                       REFERRED TO BELOW AND IS GUARANTEED
              PURSUANT TO THE GUARANTY AGREEMENT REFERRED TO BELOW.

                  NON-NEGOTIABLE CASH PARTICIPATION INSTRUMENT

$________________                                        _____________ ___, 2001
Cash Participation Instrument No. ____

            For value received, Newkirk GP LLC (formerly known as Brynmawr Associates LLC), a Delaware limited liability company ("Newkirk GP"), Newkirk Capital LLC (formerly known as Brynmawr Capital LLC), a Delaware limited liability company ("Capital"), Newkirk RE Associates LLC, a Delaware limited liability company ("Newkirk RE"), Newkirk Stock LLC ("Stock"), a Delaware limited liability company, and Newkirk Associates LLC ("Associates"), a Delaware limited liability company, each having an office located at c/o Winthrop Financial Services, 100 Jericho Quadrangle, Jericho, New York 11753, Attention:
Michael Ashner, and Vornado Realty L.P., a Delaware limited partnership ("Vornado"), Vornado Newkirk L.L.C. , a Delaware limited liability company ("Vornado Newkirk"), and VNK Corp., a Delaware corporation ("VNK"), each having an office located at 888 Seventh Avenue, New York, New York 10019 (Newkirk GP, Capital, Newkirk RE, Stock, Vornado, Vornado Newkirk and VNK being, collectively, the "Obligors"), do hereby, jointly and severally, promise to pay to the order of Administrator LLC, as agent, having an address located at c/o Proskauer Rose LLP, 1585 New York, New York 10036, Attn: Wendy J. Schriber, all amounts owing, from time to time, in the aggregate amount of ___________________ in respect of the Cash Participation described in that certain Amended and Restated Cash Participation Agreement, dated December ___, 2001, by and among Obligors and Administrator LLC, for itself and as agent for the persons the persons listed on Schedule A thereto (the "Cash Participation Agreement"). All capitalized terms used, but not otherwise defined, in this instrument shall have the meaning set forth in the Cash Participation Agreement.

            Without limiting the foregoing, to the extent that Administrator LLC has not then been paid the full amount of ______________________, the Obligors shall pay to Administrator LLC an amount equal to _________________________ less all amounts theretofore paid to Administrator LLC under Section 2 of the Cash Participation Agreement (and not otherwise reimbursed under the last sentence of Section 2.d.ii. of such agreement) on the earlier to occur of

(1) 120 days following the date on which the Master Limited Partnership becomes "public", or any Brynmawr Entity or any other Affiliate thereof whose direct or indirect interest in the assets which give rise to or are otherwise taken into account in determining Available Cash Flow constitutes 75% or more of such entity's total value and that is not "public" on December ___, 2001 becomes "public", or (2) January 15, 2009. As used herein, any entity shall be "public" if its securities are listed for trading on a securities exchange (including, without limitation, the New York Stock Exchange, the American Stock Exchange, NASDAQ, NASDAQ Small Cap, London Stock Exchange, Tokyo Stock Exchange, or Paris Stock Exchange).

            This instrument is one of the instruments referred to as "Cash Participation Instruments" in the Cash Participation Agreement. This instrument has been issued in substitution of a Cash Participation Instrument in like amount issued on or about November 20, 1997. Any payment made in respect of this instrument shall be made simultaneously, and on a pari passu basis with, the other Cash Participation Instruments issued under the Cash Participation Agreement.

            This instrument and the other Cash Participation Instruments referred to in the Cash Participation Agreement are (i) secured by a security interest in certain assets, in accordance with and subject to the terms and conditions of certain of the Pledge Agreements referred to therein, and (ii) guaranteed by certain Affiliates of Obligors pursuant to the Amended and Restated Guaranty Agreement, dated as of ______, 2001. The Amended and Restated Guaranty Agreement is secured, among other things, by the certain of the Pledge Agreements referred to in the Cash Participation Agreement.

            The holder hereof shall not by any act, delay, commission, failure to act, or otherwise be deemed to have waived any right, power, privilege or remedy hereunder, and no waiver whatever shall be valid unless in writing signed by the holder hereof, and then only to the extent therein set forth; nor shall any single or partial exercise of any right, power, privilege or remedy hereunder preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law and may be exercised singly or concurrently. A waiver by the holder hereof of any right or remedy under the terms of this instrument, on any one occasion, shall not be construed as a bar to any right or remedy which the holder would otherwise have had on any future occasion. No executory agreement unless in writing and signed by the holder, and no course of dealing between Obligors, endorser(s) or guarantor(s) hereof and the holder shall be effective to change or modify or discharge in whole or in part, this instrument.

            Any payment made in respect of this instrument shall first be applied to interest accrued with respect to this instrument, if any, and thereafter to payments owing in respect of the Cash Participation as it relates to this instrument.

            The Cash Participation Agreement provides that any amount that shall have accrued and remain unpaid in respect of a calendar quarter shall be paid by the end of such calendar quarter. Interest shall accrue on any amount that is not paid when due under the Cash Participation Agreement at a rate equal to the lower of (i) fifteen (15%) percent per annum or (ii) the maximum rate permitted by law, and any such interest shall be computed from the date when such payment became overdue to the date such non-payment is cured.

            In addition, if any payment hereunder is not made when due under the Cash Participation Agreement, a late charge of one (1%) percent of each payment so overdue may be charged by the holder for the purpose of defraying the expenses incident to handling such delinquent payment to the extent such payment is then permitted by law.

            Obligors may prepay this instrument at any time in whole or in part by paying the entire amount of the unpaid Cash Participation Cap, as it relates to this instrument, together with any interest accrued thereon, without any further prepayment penalty, premium or similar charge; and thereafter there shall be no prepayment penalty, premium or similar charge.

            Any notice, request, demand or communication to the holder shall be deemed effective only if in writing and shall be considered given when (a) sent by telecopier, with receipt confirmed, (b) delivered personally, and (c) one business day after being sent by recognized overnight courier to the addressee set forth in the Cash Participation Agreement.

            This instrument is subject to the Cash Participation Agreement (including, without limitation Section 7 thereof with respect to the resolution of disputes). All parties in interest to this instrument, whether maker, guarantor or endorser, if any, waive presentment for payment, notice of dishonor, protest, notice of protest of this instrument or other notice of any kind and all demands whatsoever.

            This instrument is non-negotiable. The holder hereof may assign and transfer this instrument and may deliver all or any part of any collateral security held in connection herewith to any transferee that is permitted under the Cash Participation Agreement, who shall thereupon become vested with all the rights, powers and privileges, and duties, obligations and liabilities of the holder with respect to any collateral security transferred or any guarantee given and the holder shall thereafter be forever released and discharged of and from any and all liability or responsibility to Obligors for and on account of any collateral security so delivered.

            This instrument shall be governed and construed in accordance with the laws of the State of New York.

            If any provision of this instrument, or the application thereof to any particular party or circumstance, shall to any extent be invalid or unenforceable, the remainder of this instrument, or the application of such provision to any other particular party or circumstance, shall not be affected thereby and each remaining provision of this instrument, or the application of such provision to any particular party or circumstance, shall be valid and enforceable.

            This instrument may not be changed or terminated orally, but only by a writing signed by the holder hereof.

                                  [END OF TEXT]

               [EXECUTION PAGE FOR CASH PARTICIPATION INSTRUMENT]

            IN WITNESS WHEREOF, the undersigned have each caused this instrument to be executed on their behalf as of the date first above written.

                                            NEWKIRK GP LLC
                                            NEWKIRK RE ASSOCIATES LLC
                                            NEWKIRK STOCK LLC
                                            NEWKIRK ASSOCIATES LLC

                                            By: NEWKIRK MANAGER CORP.
                                                MANAGER

                                                By: /s/ Peter Braverman
                                                    ----------------------------
                                                    Peter Braverman
                                                    Executive Vice President

                                            NEWKIRK CAPITAL LLC

                                            By: NEWKIRK STOCK LLC
                                                MANAGING MEMBER

                                                By: NEWKIRK MANAGER CORP
                                                    MANAGER

                                                    By: /s/ Peter Braverman
                                                        ------------------------
                                                        Peter Braverman
                                                        Executive Vice President

                                            VORNADO REALTY L.P.

                                            By: /s/ Joseph Macnow
                                                --------------------------------
                                                Joseph Macnow
                                                Executive Vice President
                                                Finance and Administration

                                            VORNADO NEWKIRK L.L.C.

                                            By: /s/ Joseph Macnow
                                                --------------------------------
                                                Joseph Macnow
                                                Executive Vice President
                                                Finance and Administration

                                            VNK CORP.

                                            By: /s/ Joseph Macnow
                                                --------------------------------
                                                Joseph Macnow
                                                Executive Vice President
                                                Finance and Administration

STATE OF NEW YORK  )
                   ss.:
COUNTY OF NEW YORK )

            On this _______ day of ______________, 2001, before me personally came _______________ to me known, who being by me duly sworn, did depose and say that he maintains an office at ______________________________ and that he is the ______________ of NEWKIRK GP LLC, the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by like authority of the ___________________ NEWKIRK GP LLC.


                                                     ___________________________
                                                     Notary Public

STATE OF NEW YORK  )
                   ss.:
COUNTY OF NEW YORK )

            On this _______ day of ______________, 2001, before me personally came _______________ to me known, who being by me duly sworn, did depose and say that he maintains an office at _____________________ and that he is the ______________ of NEWKIRK CAPITAL LLC, the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by like authority of the ___________________ NEWKIRK CAPITAL LLC.


                                                     ___________________________
                                                     Notary Public

STATE OF NEW YORK  )
                   ss.:
COUNTY OF NEW YORK )

            On this _______ day of ______________, 2001, before me personally came _______________ to me known, who being by me duly sworn, did depose and say that he maintains an office at ______________________________ and that he is the ______________ of NEWKIRK RE ASSOCIATES LLC, the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by like authority of the ___________________ NEWKIRK RE ASSOCIATES LLC.

STATE OF NEW YORK  )
                   ss.:
COUNTY OF NEW YORK )

            On this _______ day of ______________, 2001, before me personally came _______________ to me known, who being by me duly sworn, did depose and say that he maintains an office at ______________________________ and that he is the ______________ of NEWKIRK STOCK LLC, the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by like authority of the ___________________ NEWKIRK STOCK LLC.

STATE OF NEW YORK  )
                   ss.:
COUNTY OF NEW YORK )

            On this _______ day of ______________, 2001, before me personally came _______________ to me known, who being by me duly sworn, did depose and say that he maintains an office at ______________________________ and that he is the ______________ of NEWKIRK ASSOCIATES LLC, the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by like authority of the ___________________ NEWKIRK ASSOCIATES LLC.


                                                     ___________________________
                                                     Notary Public

STATE OF NEW YORK  )
                   ss.:
COUNTY OF NEW YORK )

            On this _______ day of ______________, 2001, before me personally came _______________ to me known, who being by me duly sworn, did depose and say that he maintains an office at ______________________________ and that he is the ______________ of VORNADO REALTY L.P., the limited partnership described in and which executed the foregoing instrument; and that he signed his name thereto by like authority of the ___________________ VORNADO REALTY L.P.

STATE OF NEW YORK  )
                   ss.:
COUNTY OF NEW YORK )

            On this _______ day of ______________, 2001, before me personally came _______________ to me known, who being by me duly sworn, did depose and say that he maintains an office at ______________________________ and that he is the ______________ of VORNADO NEWKIRK L.L.C., the limited liability company described in and which executed the foregoing instrument; and that he signed his name thereto by like authority of the ___________________ VORNADO NEWKIRK L.L.C..

STATE OF NEW YORK  )
                   ss.:
COUNTY OF NEW YORK )

            On this _______ day of ______________, 2001, before me personally came _______________ to me known, who being by me duly sworn, did depose and say that he maintains an office at ______________________________ and that he is the ______________ of VNK CORP., the corporation described in and which executed the foregoing instrument; and that he signed his name thereto by like authority of the ___________________ VNK CORP.

                                    EXHIBIT D

                 AFFIDAVIT OF LOST CASH PARTICIPATION INSTRUMENT

STATE OF __________          )
                             )     ss:
COUNTY OF __________         )

            _______________________, the ______________________ of
____________________, being duly sworn, deposes and says:

1. I am of legal age and have knowledge of the facts stated herein.

2. Cash Participation Instrument No. ___, dated _________________, was issued by Newkirk GP LLC, Newkirk Capital LLC, Newkirk RE Associates, Newkirk Stock LLC, Newkirk Associates LLC, Vornado Realty L.P., Vornado Newkirk L.L.C. and VNK Corp. (the "Issuing Entities") to ______________________ (the "Instrument").

3. ________ has caused to be made a diligent search for the originally assigned copy of the Instrument, has been unable to locate it, and believes that it has been lost, misfiled, misplaced or destroyed due to a clerical error.

4. ___________ was the unconditional owner of the originally executed Instrument at the time of loss, and is entitled to the full and exclusive possession thereof, and neither the original Instrument nor any rights therein have, in whole or in part, been assigned, transferred, hypothecated, pledged or otherwise disposed of, in any manner whatsoever. To the best of the undersigned's knowledge, no person, firm or corporation other than _________ has any right, title, claim, equity or interest in, to, or respecting the original Instrument or the proceeds thereof.

5. If any party attempts to negotiate, assign, transfer or collect the Instrument, ______________ agrees to indemnify and hold harmless the Issuing Entities and their respective successors and assigns, for any liability, obligation, loss or damages that the Issuing Entities or their respective successors and assigns, may have or incur as a result thereof and for any costs associated with defending against any obligations with respect to the Instrument.

6. If ________ should ever locate, find or be in possession of the original Instrument, (i) _______ will not negotiate, attempt to negotiate, assign or transfer same or attempt to collect any sums thereunder, (ii) _________ will immediately cause the surrender of the original Instrument to the Issuing Entities for cancellation.

7. Recourse for the performance of any obligation contained in this instrument may be had against only the individuals of on Schedule A annexed hereto (the "Protecting Partners"). Each of the Protecting Partners shall be jointly and severally liable for all obligations and liabilities under this instrument. By accepting this instrument, the Issuing Entities agree that any person or entity that is not a Protecting Partner shall not be liable for any of the obligations under this instrument, and shall be absolved of any and all liabilities for any and all breaches of any obligation under this instrument.

                                                     [NAME OF PERSON]


                                                     By: _______________________
                                                         Name:
                                                         Title: